UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

VIVOS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 N Center Parkway Kennewick, WA	99352
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Creation of Series D Convertible Preferred Stock

On September 28, 2026, the Company filed the Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock (“Series D COD”) with the Secretary of State for the State of Delaware, designating 1.0 million shares of the Company’s 10.0 million shares of authorized preferred stock, par value $0.001 per share, as Series D Convertible Preferred Stock (the “Series D Preferred”), each share with a stated value of $1.00 per share (the “Stated Value”). Shares of Series D Preferred rank senior to the Company’s Common Stock and to all other classes and series of equity securities of the Company that by their terms rank junior to the Series D Preferred. Each holder of Series D Preferred shall be entitled to vote on all matters, together with the holders of Common Stock, and shall have the equivalent of fifty votes for every share of Common Stock issuable upon conversion such holder’s outstanding shares of Series D Preferred.

Each share of Series D Preferred has a liquidation preference equal $1.00 per share (the “Liquidation Preference Amount”), and is convertible into that number of shares of the Company’s Common Stock (“Conversion Shares”) equal to the Stated Value, divided by $0.08, which conversion rate is subject to adjustment in accordance with the terms of the Series D COD. Holders of Series D Preferred may elect to convert shares of Series D Preferred into Conversion Shares at any time. The Series D COD includes a beneficial ownership limitation such that a holder thereof does not have the right to convert any portion of the Series D Preferred if such holder (together with its affiliates or any other persons acting together as a group with such holder) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of such Series D Preferred, or, upon 61 days’ prior written notice to the Company, 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of such shares of Series D Preferred.

The foregoing description of the Series D Preferred is qualified, in its entirety, by the full text of the Series D COD, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VIVOS INC.

Date: October 5, 2026	By:	/s/ Michael K. Korenko
	Name:	Michael K. Korenko
	Title:	Chief Executive Officer